                                   EXHIBIT 12

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods as shown.

                                                            3/31/2003           2002              2001
                                                          ------------      ------------      ------------
Net Earnings                                              $ 10,153,464      $ 48,058,349      $ 28,963,548

Fixed Charges:
            Interest on Indebtedness                         6,619,745        27,147,412        25,360,505
            Amortization of Discount Relating to
            Indebtedness                                        35,586           127,375           107,200
            Amortization of Treasury Lock Gain                (145,995)         (554,527)         (515,299)
            Amortization of Deferred Charges                   263,333           960,447           805,707
                                                          ------------      ------------      ------------
                                                             6,772,669        27,680,707        25,758,113

Net Earnings Before Fixed Charges                         $ 16,926,133      $ 75,739,056      $ 54,721,661
                                                          ============      ============      ============
Divided by Fixed Charges
            Fixed Charges                                 $  6,772,669      $ 27,680,707      $ 25,758,113
            Capitalized and Deferred Interest                    1,017          (599,902)          451,624
                                                          ------------      ------------      ------------
                                                          $  6,773,686      $ 27,080,805      $ 26,209,737
                                                          ============      ============      ============
Ratio of Net Earnings to Fixed Charges                            2.50              2.80              2.09
                                                          ============      ============      ============
 Preferred Stock Dividends                                $  1,001,165      $  4,009,554      $         --
                                                          ============      ============      ============
 Combined Fixed Charges and Preferred Stock Dividends     $  7,774,851      $ 31,090,359      $ 26,209,737
                                                          ============      ============      ============
Ratio of Net Earnings to Combined Fixed Charges and
            Preferred Stock Dividends                             2.18              2.44              2.09
                                                          ============      ============      ============
Advisor Acquisition Costs                                 $         --      $         --      $ 12,581,769
                                                          ============      ============      ============
Net Earnings After Advisor Acquisition Costs
            and Fixed Charges (1)                         $ 16,926,133      $ 75,739,056      $ 67,303,430
                                                          ============      ============      ============
Ratio of Net Earnings After Advisor
            Acquisition Costs to Fixed Charges (1)                2.50              2.80              2.57
                                                          ============      ============      ============




                                                               2000              1999              1998
                                                          ------------      ------------      ------------
Net Earnings                                              $ 38,250,664      $ 35,311,517      $ 32,441,198

Fixed Charges:
            Interest on Indebtedness                        26,913,436        22,109,567        13,444,646
            Amortization of Discount Relating to
            Indebtedness                                        93,600            55,758            15,244
            Amortization of Treasury Lock Gain                (478,846)         (245,388)               --
            Amortization of Deferred Charges                   804,388           723,310           710,491
                                                          ------------      ------------      ------------
                                                            27,332,578        22,643,247        14,170,381
Net Earnings Before Fixed Charges                         $ 65,583,242      $ 57,954,764      $ 46,611,579
                                                          ============      ============      ============
Divided by Fixed Charges
            Fixed Charges                                 $ 27,332,578      $ 22,643,247      $ 14,170,381
            Capitalized and Deferred Interest                  646,897         1,111,165         1,111,615
                                                          ------------      ------------      ------------
                                                          $ 27,979,475      $ 23,754,412      $ 15,281,996
                                                          ============      ============      ============
Ratio of Net Earnings to Fixed Charges                            2.34              2.44              3.05
                                                          ============      ============      ============

 Preferred Stock Dividends                                $         --      $         --      $         --
                                                          ============      ============      ============
 Combined Fixed Charges and Preferred Stock Dividends     $ 27,979,475      $ 23,754,412      $ 15,281,996
                                                          ============      ============      ============
Ratio of Net Earnings to Combined Fixed Charges and
            Preferred Stock Dividends                             2.34              2.44              3.05
                                                          ============      ============      ============

Advisor Acquisition Costs                                 $  1,521,063      $  9,824,172      $  5,501,343
                                                          ============      ============      ============
Net Earnings After Advisor Acquisition Costs
            and Fixed Charges (1)                         $ 67,104,305      $ 67,778,936      $ 52,112,922
                                                          ============      ============      ============
Ratio of Net Earnings After Advisor
            Acquisition Costs to Fixed Charges (1)                2.40              2.85              3.41
                                                          ============      ============      ============

(1) The Company's revolving line of credit and notes payable covenants provide for fixed charge coverage ratios to be calculated before Advisor Acquisiton Costs.